Exhibit 21.1
LIST OF SUBSIDIARIES OF
CVR ENERGY, INC

The following is a list of all subsidiaries of CVR Energy, Inc and their jurisdiction of organization.

Entity	Jurisdiction
CVR Energy Holdings, Inc. (f/k/a Coffeyville Nitrogen Fertilizers, Inc.)	Delaware
Coffeyville Resources Crude Transportation, LLC	Delaware
Coffeyville Resources Nitrogen Fertilizers, LLC	Delaware
Coffeyville Resources Pipeline, LLC	Delaware
Coffeyville Resources Refining & Marketing, LLC	Delaware
CVR Services, LLC (f/k/a Coffeyville Resources, LLC)	Delaware
CVR Nitrogen, LP	Delaware
CVR Partners, LP	Delaware
CVR Refining, LLC	Delaware
CVR Refining, LP	Delaware
East Dubuque Nitrogen Fertilizers, LLC	Delaware
Wynnewood Energy Company, LLC	Delaware
Wynnewood Refining Company, LLC	Delaware
CVR Common Assets WYN, LLC	Delaware
CVR Common Assets CVL, LLC	Delaware
CHC GP, LLC	Delaware
Coffeyville Resources Terminal, LLC	Delaware
Common Assets Holdco, LLC	Delaware
Common Services Holdco, LLC	Delaware
CVR Aviation, LLC	Delaware
CVR CHC, LP	Delaware
CVR Common Services, LLC	Delaware
CVR FHC, LP	Delaware
CVR Refining CVL, LLC	Delaware
CVR Refining GP, LLC	Delaware
CVR Refining WYN, LLC	Delaware
CVR Renewables CVL, LLC	Delaware
CVR Renewables WYN, LLC	Delaware
CVR Renewables, LLC	Delaware
CVR RHC, LP	Delaware
CVR Supply & Trading, LLC	Delaware
FHC GP, LLC	Delaware
Renewable Assets Holdco, LLC	Delaware
RHC GP, LLC	Delaware
UAN Services, LLC	Delaware
Wynnewood Insurance Corporation	Texas

Entity	Jurisdiction
CVR GP, LLC	Delaware
CVR Nitrogen Finance Corporation	Delaware
CVR Nitrogen GP, LLC	Delaware
CVR Nitrogen Holdings, LLC	Delaware